UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 5, 2015
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 333 Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 5, 2015, the Board of Directors of Kona Grill, Inc. (“the Company”) authorized a stock repurchase of up to $10 million of the Company's outstanding common stock. The current authorization replaces the $5 million repurchase plan authorized in 2012 under which $1.8 million remained available for repurchase. Repurchases under the program will be made in open market or privately negotiated transactions in compliance with the Securities and Exchange Commission Rule 10b-18. The Company, however, has no obligation to repurchase shares under this authorization, and the timing, actual number and value of shares to be purchased will depend on the Company's stock price and other market conditions.

A copy of the press release announcing the Company’s stock repurchase plan is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release from Kona Grill, Inc. dated November 5, 2015 titled, “Kona Grill Announces $10 Million Share Repurchase Plan”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Kona Grill, Inc. dated November 5, 2015 titled, “Kona Grill Announces $10 Million Share Repurchase Plan”